                                                                      EXHIBIT 20

            CUSTODY AND INVESTMENT ACCOUNTING AGREEMENT


     THIS AGREEMENT is made effective the 19 day of January, 1998, by and
                                          ---
between INVESTORS FIDUCIARY TRUST COMPANY, a trust company chartered under the laws of the state of Missouri, having its principal office and place of business located at 801 Pennsylvania, Avenue, Kansas City, Missouri 64105 ("IFTC"), and QUANTITATIVE GROUP OF FUNDS, a Massachusetts business trust, having its principal office and place of business at 55 Old Bedford Road, Lincoln, MA 01773 ("Fund").

                                  WITNESSETH:

     WHEREAS, Fund desires to appoint IFTC as custodian of the assets of the Fund's investment portfolio or portfolios (each a "Portfolio", and collectively the "Portfolios") and as its agent to perform certain investment accounting and recordkeeping functions; and

     WHEREAS, IFTC is willing to accept such appointment on the terms and conditions hereinafter set forth;

     NOW THEREFORE, for and in consideration of the mutual promises contained her parties hereto, intending to be legally bound, mutually covenant and agree as follows:

1.   APPOINTMENT OF CUSTODIAN AND AGENT.  Fund hereby constitutes and appoints
     -----------------------------------
     IFTC as:

     A. Custodian of the investment securities, interests in loans and other non-cash investment property, and monies at any time owned by each of the Portfolios and delivered to IFTC as custodian hereunder ("Assets"); and

     B. Agent to perform certain accounting and recordkeeping functions relating to portfolio transactions required of a duly registered investment company under Rule 3 1 a of the Investment Company Act of 1940, as amended (the " 1940 Act") and to calculate the net asset value of the Portfolios.

2.   REPRESENTATIONS AND WARRANTIES.
     -------------------------------

     A.   Fund hereby represents, warrants and acknowledges to IFTC:

          1. That it is a trust duly organized and existing and in good standing under the laws of its state of organization, and that it is registered under the 1940 Act; and

          2. That it has the requisite power and authority under applicable law and its declaration of trust to enter into this Agreement; that it has taken all requisite action necessary to appoint IFTC as custodian and investment accounting and recordkeeping agent; that this Agreement has been duly executed and delivered by Fund; and that this Agreement constitutes a legal, valid and binding obligation of Fund, enforceable in accordance with its terms.

     B.   IFTC hereby represents, warrants and acknowledges to Fund:

          1. That it is a trust company duly organized and existing and in good standing under the laws of the State of Missouri; and

          2. That it has the requisite power and authority under applicable law, its charter and its bylaws to enter into and perform this Agreement; that this Agreement has been duly executed and delivered by IFTC; and that this Agreement constitutes a legal, valid and binding obligation of IFTC, enforceable in accordance with its terms.

3.   DUTIES AND RESPONSIBILITIES OF THE PARTIES.
     -------------------------------------------

     A.   Delivery of Assets. Except as permitted by the 1940 Act, Fund will
          --------------------
          deliver or cause to be delivered to IFTC on the effective date hereof, or as soon thereafter as practicable, and from time to time thereafter, all Assets acquired by, owned by or from time to time coming into the possession of each of the Portfolios during the term hereof. IFTC has no responsibility or liability whatsoever for or on account of assets not so delivered.

     B.   Delivery of Accounts and Records. Fund will turn over or cause to be
          ----------------------------------
          turned over to IFTC all accounts and records needed by IFTC to fully and properly perform its duties and responsibilities hereunder. IFTC may rely conclusively on the completeness and correctness of such accounts and records.

     C.   Delivery of Assets to Third Parties.  IFTC will receive delivery of
          ------------------------------------
          and keep safely the Assets of each Portfolio segregated in a separate account. IFTC will not deliver, assign, pledge or hypothecate any such Assets to any person except as permitted by the provisions hereof or any agreement executed according to the terms of Section 3.P hereof. Upon delivery of any such Assets to a subcustodian appointed pursuant hereto (hereinafter referred to as "Subcustodian"), IFTC will create and maintain records identifying such Assets as belonging to the applicable Portfolio. IFTC is responsible for the safekeeping of the Assets only until they have been transmitted to and received by other persons as permitted under the terms hereof, except for Assets transmitted to Subcustodians, for which IFTC remains responsible to the extent provided herein. IFTC may participate directly or indirectly through a subcustodian in the Depository Trust Company
          (DTC), Treasury/Federal Reserve Book Entry System (Fed System), Participant Trust Company (PTC) or other depository approved by Fund (as such entities are defined at 17 CFR Section 270.17f4(b)) (each a "Depository" and collectively the "Depositories"). IFTC will be responsible to Fund for any loss, damage or expense suffered or incurred by Fund resulting from the actions or omissions of any Depository only to the same extent such Depository is responsible to IFTC, unless such injury was occasioned by IFTC's failure to act in good faith and with reasonable care and diligence, in which case IFTC shall be responsible to Fund for any loss, damage or expense arising out of Depository's actions or omissions.

     D.   Registration. IFTC will at all times hold registered Assets in the
          -------------
          name of IFTC as custodian, the applicable Portfolio, or a nominee of either of them, unless specifically directed by Instructions, as hereinafter defined, to hold such registered Assets in so called "street name;" provided that, in any event, IFTC will hold all such Assets in an account of IFTC as custodian containing only Assets of the applicable Portfolio, or only assets held by IFTC as a fiduciary or custodian for customers; and provided further, IFTC's records will at all times indicate the Portfolio or other customer for which such Assets are held and the respective interests therein. If, however, Fund directs IFTC to maintain Assets in "street name", notwithstanding anything contained herein to the contrary, IFTC will be obligated only to utilize its best efforts to timely collect income due the Portfolio on such Assets and to notify the Portfolio of relevant information, such as maturities and pendency of calls, and corporate actions including, without limitation, calls for redemption, tender or exchange offers, declaration, record and payment dates and amounts of any dividends or income, reorganization, recapitalization, merger, consolidation, split-up of shares, change of par value, or conversion ("Corporate Actions"). All Assets and the ownership thereof by Portfolio will at all times be identifiable on the records of IFTC. Fund agrees to hold IFTC and its nominee harmless for any liability arising solely out of its being a shareholder of record of securities held in custody.

     E.   Exchange. Upon receipt of Instructions, IFTC will exchange, or cause
          ----------
          to be exchanged, Assets held for the account of a Portfolio for other Assets issued or paid in connection with any Corporate Action or otherwise, and will deposit any such Assets in accordance with the terms of any such Corporate Action. Without Instructions, IFTC is authorized to exchange Assets in temporary form for Assets in definitive form, to effect an exchange of shares when the par value of stock is changed, and, upon receiving payment therefor, to surrender bonds or other Assets at maturity or when advised of earlier call for redemption, except that IFTC will receive Instruction prior to surrendering any convertible security; provided that the Assets to be issued are to be delivered to IFTC on behalf of the relevant portfolio.

     F.   Purchases of Investments -- Other Than Options and Futures. On each
          -----------------------------------------------------------
          business day on which a Portfolio makes a purchase of Assets other than options and futures, Fund will deliver to IFTC Instructions specifying with respect to each such purchase:

          1. If applicable, the name of the Portfolio making such purchase;
          2. The name of the issuer and description of the Asset;
          3. The number of shares and the principal amount purchased, and accrued interest, if any;
          4. The trade date;
          5. The settlement date;
          6. The purchase price per unit and the brokerage commission, taxes and other expenses payable in connection with the purchase;
          7. The total amount payable upon such purchase;
          8. The name of the person from whom or the broker or dealer through whom the purchase was made; and
          9. Whether the Asset is to be received in certificated form or via a specified Depository.

          In accordance with such Instructions, IFTC will pay for out of monies held for the purchasing Portfolio, but only insofar as such monies are available for such purpose, and receive the Assets so purchased by or for the account of such Portfolio, except that IFTC, or a Subcustodian, may in its sole discretion advance funds to such Portfolio which may result in an overdraft because the monies held on behalf of such Portfolio are insufficient to pay the total amount payable upon such purchase. Except as otherwise instructed by Fund, IFTC will make such payment only upon receipt of Assets: (a) by IFTC;
          (b) by a clearing corporation of a national exchange of which IFTC is a member; or (c) by a Depository. Notwithstanding the foregoing, (i) IFTC may release funds to a Depository prior to the receipt of advice from the Depository that the Assets underlying a repurchase agreement have been transferred by bookentry into the account maintained with such Depository by IFTC on behalf of its customers; provided that IFTC's instructions to the Depository require that the Depository make payment of such funds only upon transfer by book-entry of the Assets underlying the repurchase agreement in such account; (ii) IFTC may make payment for time deposits, call account deposits, currency deposits and other deposits, foreign exchange transactions, futures contracts or options, before receipt of an advice or confirmation evidencing said deposit or entry into such transaction; and (iii) IFTC may make, or cause a Subcustodian to make, payment for the purchase of Assets the settlement of which occurs outside of the United States of America in accordance with generally accepted local custom and market practice generally accepted by Institutional Clients (as defined below) in the country in which settlement occurs, provided that in every case IFTC shall be subject to the standard of care set forth in
          Section 5. For purposes of this Agreement, "Institutional Clients" means U.S. registered investment companies or major, U.S.-based commercial banks, insurance companies, pension funds or substantially similar financial institutions which, as a substantial part of their business operations, purchase or sell securities and make use of custodial services.

     G.   Sales and Deliveries of Investments -- Other Than Options and Futures.
          ----------------------------------------------------------------------
          On each business day on which a Portfolio makes a sale of Assets other than options and futures, Fund will deliver to IFTC Instructions specifying with respect to each such sale:

          1. If applicable, the name of the Portfolio making such sale;
          2. The name of the issuer and description of the Asset;
          3. The number of shares and principal amount sold, and accrued interest, if any;
          4. The date on which the Assets sold were purchased or other information identifying the Assets sold and to be delivered;
          5. The trade date;
          6. The settlement date;
          7. The sale price per unit and the brokerage commission, taxes or other expenses payable in connection with such sale;
          8. The total amount to be received by the Portfolio upon such sale;
             and
          9. The name and address of the broker or dealer through whom or person to whom the sale was made.

          IFTC will deliver or cause to be delivered the Assets thus designated as sold for the account of the selling Portfolio as specified in the Instructions. Except as otherwise instructed by Fund, IFTC will make such delivery upon receipt of. (a) payment therefor in such form as is satisfactory to IFTC; (b) credit to the account of IFTC with a clearing corporation of a national securities exchange of which IFTC is a member; or (c) credit to the account maintained by IFTC on behalf of its customers with a Depository. Notwithstanding the foregoing: (i) IFTC will deliver Assets held in physical form in accordance with "street delivery custom" to a broker or its clearing agent, provided that IFTC shall have taken reasonable steps to ensure prompt collection of the payment for, or the return of, such Assets by the broker or its clearing agent; or (ii) IFTC may make, or cause a Subcustodian to make, delivery of Assets the settlement of which occurs outside of the United States of America upon payment therefor in accordance with generally accepted local custom and market practice generally accepted by Institutional Clients in the country in which settlement occurs, provided that in every case IFTC shall be subject to the standard of care set forth in Section 5.

     H.   Purchases or Sales of Options and Futures. On each business day on
          ----------------------------------
          which a Portfolio makes a purchase or sale of the options and/or futures listed below, Fund will deliver to IFTC Instructions specifying with respect to each such purchase or sale:

          1. If applicable, the name of the Portfolio making such purchase or sale;
          2.  In the case of security options:
              a.  The underlying security;
              b.  The price at which purchased or sold;
              c.  The expiration date;
              d.  The number of contracts;
              e.  The exercise price;
              f. Whether the transaction is an opening, exercising, expiring or closing transaction;
              g.  Whether the transaction involves a put or call;
              h.  Whether the option is written or purchased;
              i.  Market on which option traded; and
              j. Name and address of the broker or dealer through whom the sale or purchase was made.

          3.  In the case of options on indices:

              a.  The index;

              b.  The price at which purchased or sold;
              c.  The exercise price;
              d.  The premium;
              e.  The multiple;
              f.  The expiration date;
              g. Whether the transaction is an opening, exercising, expiring or closing transaction;
              h.  Whether the transaction involves a put or call;
              i.  Whether the option is written or purchased; and
              j. The name and address of the broker or dealer through whom the sale or purchase was made, or other applicable settlement instructions.

          4.  In the case of options on index future contracts:

              a.  The underlying index future contract;
              b.  The premium;
              c.  The expiration date;
              d.  The number of options;
              e.  The exercise price;
              f. Whether the transaction involves an opening, exercising, expiring or closing transaction;
              g.  Whether the transaction involves a put or call;
              h.  Whether the option is written or purchased; and
              i.  The market on which the option is traded.

          5.  In the case of security index futures contracts:
              a. The last trading date specified in the contract and, when available, the closing level, thereof;
              b.  The index level on the date the contract is entered into;
              c.  The multiple;
              d.  Any margin requirements;
              e. The need for a segregated margin account (in addition to Instructions, and if not already in the possession of IFTC, Fund will deliver a substantially complete and executed custodial safekeeping account and procedural agreement, incorporated herein by this reference); and
              f. The name and address of the futures commission merchant through whom the sale or purchase was made, or other applicable settlement instructions.

     I.   Assets Pledged or Loaned. If specifically allowed for in the
          -------------------------
          prospectus of a Portfolio, and subject to such additional terms and conditions as IFTC may require:

          1. Upon receipt of Instructions, IFTC will release or cause to be released Assets to the designated pledgee by way of pledge or hypothecation to secure any loan incurred by a Portfolio; provided, however, that IFTC will release Assets only upon payment to IFTC of the monies borrowed, except that in cases where additional collateral is required to secure a borrowing already made, further Assets may be released or caused to be released for that purpose. Upon receipt of Instructions, IFTC will pay, but only from funds available for such purpose, any such loan upon redelivery to it of the Assets pledged or hypothecated therefor and upon surrender of the note or notes evidencing such loan.

          2. Upon receipt of Instructions, IFTC will release Assets to the designated borrower; provided, however, that the Assets will be released only upon deposit with IFTC of full cash collateral as specified in such Instructions, and that the lending Portfolio will retain the right to any dividends, interest or distribution on such loaned Assets. Upon receipt of Instructions and the loaned Assets, IFTC will release the cash collateral to the borrower.

     J.   Routine Matters. IFTC will, in general, attend to all routine and
          -----------------
          mechanical matters in connection with the sale, exchange, substitution, purchase, transfer, or other dealings with the Assets except as may be otherwise provided herein or upon Instruction from Fund.

     K.   Deposit Accounts. IFTC will open and maintain one or more special
          ------------------
          purpose deposit accounts for each Portfolio in the name of IFTC in such banks or trust companies (including, without limitation, affiliates of IFTC) as may be designated by it or Fund in writing ("Accounts"), subject only to draft or order by IFTC upon receipt of Instructions. IFTC will deposit all monies received by IFTC from or for the account of a Portfolio in an Account maintained for such Portfolio. Subject to Section 5.K hereof, IFTC agrees:

          1. To make Fed Funds available to the applicable Portfolio at 9:00 a.m., Kansas City time, on the second business day after deposit of any check into an Account, in the amount of the check;

          2. To make funds available immediately upon a deposit made by Federal Reserve wire; and

          3. To make funds available on the next business day after deposit of ACH wires.

     L.   Income and Other Payments.  IFTC will:
          --------------------------

          1. Collect, claim and receive and deposit for the account of the applicable Portfolio all income (including income from the Accounts) and other payments which become due and payable on or after the effective date hereof with respect to the Assets, and credit the account of such Portfolio in accordance with the schedule attached hereto as Exhibit A. If, for any reason, a Portfolio is credited with income that is not subsequently collected, IFTC may reverse that credited amount. If monies are collected after such reversal, IFTC will credit the Portfolio in that amount;

          2. Execute ownership and other certificates and affidavits for all federal, state and local tax purposes in connection with the collection of bond and note coupons; and

          3. Take such other action as may be necessary or proper in connection with (a) the collection, receipt and deposit of such income and other payments, including but not limited to the presentation for payment of all coupons and other income items requiring presentation; and all other Assets which may mature or be called, redeemed, retired or otherwise become payable and regarding which IFTC has actual knowledge, or should reasonably be expected to have knowledge; and (b) the endorsement for collection, in the name of Fund or a Portfolio, of all checks, drafts or other negotiable instruments.

          IFTC, however, will not be required to institute suit or take other extraordinary action to enforce collection except upon receipt of Instructions and upon being indemnified to its satisfaction against the costs and expenses of such suit or other actions. IFTC will receive, claim and collect all stock dividends, rights and other similar items and will deal with the same pursuant to Instructions.

     M.   Proxies and Notices. IFTC will promptly deliver or mail or have
          ---------------------
          delivered or mailed to Fund all proxies properly signed, all notices of meetings, all proxy statements and other notices, requests or announcements affecting or relating to Assets and will, upon receipt of Instructions, execute and deliver or mail (or cause its nominee to execute and deliver or mail) such proxies or other authorizations as may be required. Except as provided herein or pursuant to Instructions hereafter received by IFTC, neither it nor its nominee will exercise any power inherent in any such Assets, including any power to vote the same, or execute any proxy, power of attorney, or other similar instrument voting any of such Assets, or give any consent, approval or waiver with respect thereto, or take any other similar action.

     N.   Disbursements. IFTC will pay or cause to be paid, insofar as funds are
          ---------------
          available for the purpose, bills, statements and other obligations of each Portfolio (including but not limited to obligations in connection with the conversion, exchange or surrender of Assets, interest charges, dividend disbursements, taxes, management fees, custodian fees, legal fees, auditors' fees, transfer agents' fees, brokerage commissions, compensation to personnel, and other operating expenses of such Portfolio) pursuant to Instructions setting forth the name of the person to whom payment is to be made, and the amount and purpose of the payment.

     O.   Daily Statement of Accounts. IFTC will render to Fund, as of the close
          -----------------------------
          of business on each day, a detailed statement of the amounts received or paid and of Assets received or delivered for the account of each Portfolio during each business day. IFTC will maintain such books and records as are necessary to enable it to render, from time to time upon request by Fund, a detailed statement of the Assets. IFTC will permit, and upon Instruction will cause any Subcustodian to permit, such persons as are authorized by Fund, including Fund's independent public accountants, reasonable access to such records or will provide reasonable confirmation of the contents of such records, and if demanded, IFTC will permit, and will cause any Subcustodian to permit, federal and state regulatory agencies to examine the Assets, books and records of the Portfolio.

     P.   Appointment of Subcustodians. Notwithstanding any other provisions
          -----------------------------
          hereof:

          1. All or any of the Assets may be held in IFTC's own custody or in the custody of one or more other banks or trust companies (including, without limitation, affiliates of IFTC) acting as Subcustodians as may be selected by IFTC; provided that IFTC, to the extent practicable, shall notify the Fund in writing of the identity and qualifications of any proposed Subcustodian other than an affiliate of IFTC at least 30 days prior to appointment of such Subcustodian, and the Fund may, in its sole discretion, by written notice to IFTC disapprove of the appointment of such Subcustodian. If following notice by IFTC to the Fund regarding appointment of a Subcustodian and the expiration of 30 days after the date of such notice the Fund shall have failed to notify IFTC of its disapproval thereof, IFTC may, in its discretion, appoint such proposed Subcustodian as its subcustodian. Any such Subcustodian selected by IFTC must have the qualifications required for a custodian under the 1940 Act. Neither IFTC nor Subcustodian will be entitled to reimbursement by Fund for any fees or expenses of any Subcustodian. The appointment of a Subcustodian will not relieve IFTC of any of its obligations under this Agreement. IFTC will be responsible to the applicable Portfolio for any loss, damage or expense suffered or incurred by such Portfolio resulting from the actions or omissions of any Subcustodians selected and appointed by IFTC (except Subcustodians appointed at the request of Fund and as provided in Subsection 2 below) to the same extent IFTC would be responsible to Fund hereunder if it committed the act or omission itself.

          2. Upon request of Fund, IFTC will contract with other Subcustodians reasonably acceptable to IFTC for purposes of (a) effecting third-party repurchase transactions with banks, brokers, dealers, or other entities through the use of a common custodian or subcustodian, or (b) providing depository and clearing agency services with respect to certain variable rate demand note securities, or (c) for other reasonable purposes specified by Fund; provided, however, that IFTC will be responsible to Fund for any loss, damage or expense suffered or incurred by Fund resulting from the actions or omissions of any such Subcustodian only to the same extent such Subcustodian is responsible to IFTC. Fund may review IFTC's contracts with such Subcustodians.

     Q.   Foreign Custody Manager.
          ------------------------

          1.   Delegation to IFIC as FCM. The Fund, pursuant to resolution
               ---------------------------
               adopted by its Board of Trustees or Directors (the "Board"), hereby delegates to IFTC, subject to Section (b) of Rule 17f-5, the responsibilities set forth in this new Section with respect to Foreign Assets held outside the United States, and IFTC hereby accepts such delegation, as FCM of each Portfolio. It is understood and agreed that IFTC will sub-contract the performance of its responsibilities hereunder with State Street Bank & Trust Company. IFTC will be responsible to the applicable Portfolio for any loss, damage or expense suffered or incurred by such Portfolio resulting from the actions or omissions of State Street Bank & Trust Company to the same extent IFTC would be responsible to Fund hereunder if it committed the act or omission itself. References herein to "FCM" shall include IFTC and State Street Bank & Trust Company.

          2.   Definitions. Capitalized terms in this Section have the following
               -------------
               meanings:

               "Country Risk" means all factors reasonably related to the systemic risk of holding Foreign Assets in a particular country including, but not limited to, such country's political environment; economic and financial infrastructure (including financial institutions such as any Mandatory Securities Depositories operating in the country); prevailing or developing custody and settlement practices; and laws and regulations applicable to the safekeeping and recovery of Foreign Assets held in custody in that country.

               "Eligible Foreign Custodian" has the meaning set forth in section
               (a)(1) of Rule 17f-5, except that the term does not include Mandatory Securities Depositories.

               "Foreign Assets" means any of the Portfolios' investments (including foreign currencies) for which the primary market is outside the United States and such cash and cash equivalents in amounts deemed by Fund to be reasonably necessary to effect the Portfolios' transactions in such investments.

               "Foreign Custody Manager" or "FCM" has the meaning set forth in section (a)(2) of Rule 17f-5.

               "Mandatory Securities Depository" means a foreign securities depository or clearing agency that, either as a legal or practical matter, must be used if the Fund determines to place Foreign Assets in a country outside the United States (1) because required by law or regulation; (ii) because securities cannot be withdrawn from such foreign securities depository or clearing agency; or (iii) because maintaining or effecting trades in securities outside the foreign securities depository or clearing agency is not consistent with prevailing or developing custodial or market practices.

          3.   Countries Covered. The FCM is responsible for performing the
               ------------------
               delegated responsibilities defined below only with respect to the countries and custody arrangements for each such country listed on Exhibit D to this Supplement, which may be amended from time to time by the FCM. The FCM will list on Exhibit D the Eligible Foreign Custodians selected by the FCM to maintain the assets of each Portfolio. Mandatory Securities Depositories are listed on Exhibit E to this Supplement, which Exhibit E may be amended from time to time by the FCM. The FCM will provide amended versions of Exhibits D and E in accordance with Section 7 of this section.

               Upon the receipt by the FCM of Instructions to open an account, or to place or maintain Foreign Assets, in a country listed on Exhibit D, and the fulfillment by the Fund of the applicable account opening requirements for such country, the FCM is deemed to have been delegated by the Board responsibility as FCM with respect to that country and to have accepted such delegation.

               Following the receipt of Instructions directing the FCM to close the account of a Portfolio with the Eligible Foreign Custodian selected by the FCM in a designated country, the delegation by the Board to IFTC as FCM for that country is deemed to have been withdrawn and IFTC will immediately cease to be the FCM of the Portfolio with respect to that country.

               The FCM may withdraw its acceptance of delegated responsibilities with respect to a designated country upon written notice to the Fund. Thirty days (or such longer period as to which the parties agree in writing) after receipt of any such notice by the Fund, IFTC will have no further responsibility as FCM to a Portfolio with respect to the country as to which IFTC's acceptance of delegation is withdrawn.

          4.   Scope of Delegated Responsibilities.
               ------------------------------------

               a.   Selection of Eligible Foreign Custodians. Subject to the
                    ------------------------------------------
                    provisions of this Section, the FCM may place and maintain the Foreign Assets in the care of the Eligible Foreign Custodian selected by the FCM in each country listed on Exhibit D, as amended from time to time.

                    In performing its delegated responsibilities as FCM to place or maintain Foreign Assets with an Eligible Foreign Custodian, the FCM will determine that the Foreign Assets will be subject to reasonable care, based on the standards applicable to custodians in the country in which the Foreign Assets will be held by that Eligible Foreign Custodian, after considering all factors relevant to the safekeeping of such assets, including, without limitation, those set forth in Rule 17f-5(c)(1)(1) through (iv).

               b.   Contracts With Eligible Foreign Custodians. The FCM will
                    --------------------------------------------
                    determine that the contract (or the rules or established practices or procedures in the case of an Eligible Foreign Custodian that is a foreign securities depository or clearing agency) governing the foreign custody arrangements with each Eligible Foreign Custodian selected by the FCM will provide reasonable care for the Foreign Assets held by that Eligible Foreign Custodian based on the standards applicable to custodians in the particular country. Each such contract will include the provisions set forth in Rule 17f-5(c)(2)(1)(A) through (F), or, in lieu of any or all of the provisions set forth in said (A) through (F), such other provisions that the FCM determines will provide, in their entirety, the same or greater level of care and protection for the Foreign Assets as the provisions set forth in said
                    (A) through (F) in their entirety.

               c.   Monitoring. In each case in which the FCM maintains Foreign
                    ------------
                    Assets with an Eligible Foreign Custodian selected by the FCM, the FCM will establish a system to monitor (a) the appropriateness of maintaining the Foreign Assets with such Eligible Foreign Custodian and (b) the contract governing the custody arrangements established by the FCM with the Eligible Foreign Custodian. In the event the FCM determines that the custody arrangements with an Eligible Foreign Custodian it has selected are no longer appropriate, the FCM will notify the Board in accordance with Section 7 of this section.

          5.   Guidelines for the Exercise of Delegated Authority. For purposes
               ----------------------------------------------------
               of this Section, the Board will be solely responsible for considering and determining to accept such Country Risk as is incurred by placing and maintaining the Foreign Assets in each country for which IFTC is serving as FCM of a Portfolio, and the Board will be solely responsible for monitoring on a continuing basis such Country Risk to the extent that the Board considers necessary or appropriate. The Fund, on behalf of the Portfolios, and IFTC each expressly acknowledge that the FCM will not be delegated any responsibilities under this Section with respect to Mandatory Securities Depositories.

          6.   Standard of Care as FCM of a Portfolio. In performing the
               ----------------------------------------
               responsibilities delegated to it, the FCM agrees to exercise reasonable care, prudence and diligence such as a person having responsibility for the safekeeping of assets of management investment companies registered under the 1940 Act would exercise.

          7.   Reporting Requirements. The FCM will report the withdrawal of the
               -----------------------
               Foreign Assets from an Eligible Foreign Custodian and the placement of such Foreign Assets with another Eligible Foreign Custodian by providing to the Board amended Exhibits D and E at the end of the calendar quarter in which an amendment to either Schedule has occurred. The FCM will make written reports notifying the Board of any other material change in the foreign custody arrangements of a Portfolio described in this Section after the occurrence of the material change.

          8.   Representations with Respect to Rule 17f-5. The FCM represents to
               --------------------------------------------
               the Fund that it is a U.S. Bank as defined in section (a)(7) of Rule 17f-5.

               The Fund represents to IFTC that the Board has determined that it is reasonable for the Board to rely on IFTC and State Street Bank & Trust Company to perform the responsibilities delegated pursuant to this Contract to IFTC and State Street Bank & Trust Company as the FCM of each Portfolio and that IFTC has been granted the authority by Fund to delegate to State Street Bank & Trust Company the FCM functions to which IFTC has been appointed by Fund.

          9.   Effective Date and Termination of IFTC as FCM. The Board's
               -----------------------------------------------
               delegation to IFTC as FCM of a Portfolio will be effective as of the date of execution of this Supplement and will remain in effect until terminated at any time, without penalty, by written notice from the terminating party to the nonterminating party. Termination will become effective thirty days after receipt by the non-terminating party of such notice. The provisions of
               Section 3 of this Section govern the delegation to and termination of IFTC as FCM of the Fund with respect to designated countries.

     R.   Accounts and Records. IFTC will prepare and maintain, with the
          ----------------------
          direction and as interpreted by Fund, Fund's or Portfolio's accountants and/or other advisors, in complete, accurate and current form all accounts and records: (1) required to be maintained by Fund with respect to portfolio transactions under Section 3 1 (a) of the 1940 Act and the rules and regulations from time to time adopted thereunder; (2) required to be maintained as a basis for calculation of each Portfolio's net asset value; and (3) as otherwise agreed upon by the parties. Fund will advise IFTC in writing of all applicable record retention requirements, other than those set forth in the 1940 Act. IFTC will preserve such accounts and records in the manner and for the periods prescribed in the 1940 Act or for such longer period as is agreed upon by the parties. Fund will furnish, in writing or its electronic or digital equivalent, accurate and timely information needed by IFTC to complete such accounts and records, including Corporate Actions, when such information is not readily available from generally accepted securities industry services or publications.

     S.   Accounts and Records Property of Fund. IFTC acknowledges that all of
          ---------------------------------
          the accounts and records maintained by IFTC pursuant hereto are the property of Fund, and will be made available to Fund for inspection or reproduction within a reasonable period of time, upon demand. IFTC will assist Fund's independent auditors, or upon approval of Fund, or upon demand, any regulatory body, in any requested review of Fund's accounts and records but Fund will reimburse IFTC for all expenses and employee time invested in any such review outside of routine and nominal periodic reviews. Upon receipt from Fund of the necessary information or instructions, IFTC will supply information from the books and records it maintains for Fund that Fund needs for tax returns, questionnaires, periodic reports to shareholders and such other reports and information requests as Fund and IFTC agree upon from time to time. IFTC shall take all reasonable action as Fund may request in order for the Fund to obtain from year to year favorable opinions from the Fund's independent certified public accountants with respect to IFTC's activities hereunder in connection with the preparation of amendments to the Fund's Registration Statement on Form N- 1 A, the Fund's annual and semiannual reports to shareholders and the Fund's filings on Form N-SAR or other periodic reports to SEC and with respect to any other requirements of the SEC.

     T.   Adoption of Procedures.  IFTC and Fund hereby adopt the Funds Transfer
          ------------------------
          Operating Guidelines attached hereto as Exhibit B. IFTC and Fund may from time to time adopt such additional procedures as they agree upon, and IFTC may conclusively assume that no procedure approved or directed by Fund, Fund's or Portfolio's accountants or other advisors conflicts with or violates any requirements of the prospectus, declaration of trust, any applicable law, rule or regulation, or any order, decree or agreement by which Fund may be bound. Fund will be responsible for notifying IFTC of any changes in statutes, regulations, rules, requirements or policies which might necessitate changes in IFTC's responsibilities or procedures.

     U.   Calculation of Net Asset Value. Fund will give Instructions to IFTC
          --------------------------------
          specifying the outside pricing sources to be utilized as sources of Asset prices ("Pricing Sources"). In the event that Fund specifies Reuters America, Inc., it will enter into the Agreement attached hereto as Exhibit C. IFTC will calculate each Portfolio's net asset value, in accordance with the Portfolio's prospectus. IFTC will price the Assets, including foreign currency holdings, of each Portfolio for which market quotations are available from the Pricing Sources; all other Assets will be priced in accordance with Fund's Instructions.

     V.  Advances. Fund will pay on demand any advance of cash or securities
         ----------
          made by IFTC or any Subcustodian, in its sole discretion, for any purpose (including but not limited to securities settlements, purchase or sale of foreign exchange or foreign exchange contracts and assumed settlement) for the benefit of any Portfolio. Any such cash advance will be subject to an overdraft charge at the rate set forth in the
          then-current   fee schedule from the date advanced until the date
          repaid. As security for each such advance, Fund hereby grants IFTC and such Subcustodian a lien on and security interest in all Assets at any time held for the account of the applicable Portfolio, including without limitation all Assets acquired with the amount advanced. Should Fund fail to promptly repay the advance, IFTC and such
          Subcustodian may utilize   available cash and dispose of such
          Portfolio's Assets pursuant to applicable law to the extent necessary to obtain reimbursement of the amount advanced and any related overdraft charges.

     W.   Exercise of Rights; Tender Offers. Upon receipt of Instructions, IFTC
          -----------------------------------
          will: (1) deliver warrants, puts, calls, rights or similar securities to the issuer or trustee thereof, or to the agent of such issuer or trustee, for the purpose of exercise or sale, provided that the new Assets, if any, are to be delivered to IFTC; and (2) deposit securities upon invitations for tenders thereof, provided that the consideration for such securities is to be paid or delivered to IFTC or the tendered securities are to be returned to IFTC.

     X.   Fund Shares.
          ------------

          1. Fund will deliver to IFTC Instructions with respect to the declaration and payment of any dividend or other distribution on the shares of capital stock of a Portfolio ("Fund Shares") by a Portfolio. On the date specified in such Instruction, IFTC will pay out of the monies held for the account of the Portfolio, insofar as it is available for such purposes, and credit to the account of the Dividend Disbursing Agent for the Portfolio, the amount specified in such Instructions.

          2. Whenever Fund Shares are repurchased or redeemed by a Portfolio, Portfolio or its agent will give IFTC Instructions regarding the aggregate dollar amount to be paid for such shares. Upon receipt of such Instruction, IFTC will charge such aggregate dollar amount to the account of the Portfolio and either deposit the same in the account maintained for the purpose of paying for the repurchase or redemption of Fund Shares or deliver the same in accordance with such Instruction. IFTC has no duty or responsibility to determine that Fund Shares have been removed from the proper shareholder accounts or that the proper number of Fund Shares have been canceled and removed from the shareholder records.

          3. Whenever Fund Shares are purchased from Fund, Fund will deposit or cause to be deposited with IFTC the amount received for such shares. IFTC has no duty or responsibility to determine that Fund Shares purchased from Fund have been added to the proper shareholder account or that the proper number of such shares have been added to the shareholder records.

4.   INSTRUCTIONS.
     -------------

     A. The term "Instructions", as used herein, means written (including telecopied, telexed, or electronically transmitted) or oral instructions which IFTC reasonably believes were given by a designated representative of Fund. Fund will deliver to IFTC, prior to delivery of any Assets to IFTC and thereafter from time to time as changes therein are necessary, written Instructions naming one or more designated representatives to give Instructions in the name and on behalf of Fund, which Instructions may be received and accepted by IFTC as conclusive evidence of the authority of any designated representative to act for Fund and may be considered to be in full force and effect until receipt by IFTC of notice to the contrary. Unless such written Instructions delegating authority to any person to give Instructions specifically limit such authority to specific matters or require that the approval of anyone else will first have been obtained, IFTC will be under no obligation to inquire into the right of such person, acting alone, to give any Instructions whatsoever. If Fund fails to provide IFTC any such Instructions naming designated representatives, any Instructions received by IFTC from a person reasonably believed to be an appropriate representative of Fund will constitute valid and proper Instructions hereunder. "Designated representatives" may include Fund's or a Portfolio's employees and agents, including investment, managers and their employees.

     B.   No later than the next business day immediately following each oral
          Instruction,   Fund will send IFTC written confirmation of such oral
          Instruction. At IFTC's sole   discretion, IFTC may record on tape, or
          otherwise, any oral Instruction whether given   in person or via
          telephone, each such recording identifying the date and the time of the beginning and ending of such oral Instruction.

     C. Fund will provide, upon IFTC's request, a certificate signed by an officer or designated representative of Fund, as conclusive proof of any fact or matter required to be ascertained from Fund hereunder. Fund will also provide IFTC Instructions with respect to any matter concerning this Agreement requested by IFTC. If IFTC reasonably believes that it could not prudently act according to the Instructions, or the instruction or advice of Fund's or a Portfolio's accountants or counsel, it may in its discretion, with notice to Fund, not act according to such Instructions.

5.   LIMITATION OF LIABILITY OF IFTC. IFTC shall hold harmless and indemnify
     ---------------------------------
     Fund from and against any loss or liability arising out of IFTC's failure to comply with the terms of this Agreement or arising out of IFTC's negligence, willful misconduct, or bad faith. Upon the occurrence of any event which causes or may cause any losses to Fund, IFTC shall, and shall cause any applicable Subcustodian to use all commercially reasonable efforts and take all reasonable steps under the circumstances to mitigate the effects of such event and to avoid continuing harm to Fund.

     In addition to the liability of IFTC under this Section 5, IFTC shall be liable to Fund for all reasonable costs and expenses incurred by Fund in connection with any claim by Fund against IFTC arising from the obligations of

     IFTC hereunder including, without limitation, all reasonable attorneys' fees and expenses incurred by Fund in asserting any such claim, and all reasonable expenses incurred by Fund in connection with any investigations, lawsuits or proceedings relating to such claim, provided that Fund has recovered from IFTC for such claim.

     IFTC is not responsible or liable for, and Fund will indemnify and hold IFTC harmless from and against, any and all costs, expenses, losses, damages, charges, counsel fees, payments and liabilities which may be asserted against or incurred by IFTC or for which IFTC may be held to be liable, arising out of or attributable to:

     A. IFTC's action or omission to act pursuant to the terms of this Agreement; provided that IFTC has acted in good faith and with due diligence and reasonable care; and provided further, that IFTC is not liable for consequential, special, or punitive damages in any event.

     B. IFTC's payment of money as requested by Fund, or the taking of any action which might make it or its nominee liable for payment of monies or in any other way; provided, however, that nothing herein obligates IFTC to take any such action or expend its own monies in its, sole discretion.

     C. IFTC's action or omission to act hereunder upon any Instructions, advice, notice, request, consent, certificate or other instrument or paper appearing to it to be genuine and to have been properly executed, including any Instructions, communications, data or other information received by IFTC by means of the Systems, as hereinafter defined, or any electronic system of communication.

     D. IFTC's action or omission to act in good faith reliance on the advice or opinion of counsel for Fund or of its own counsel with respect to questions or matters of law, which advice or opinion may be obtained by IFTC from counsel for Fund at the expense of Fund or from IFTC's counsel at its own expense, or on the Instructions, advice or statements of any officer or employee of Fund, or Fund's accountants or other authorized individuals, and other persons believed by it in good faith to be expert in matters upon which they are consulted.

     E. The purchase or sale of any securities or foreign currency positions. Without limiting the generality of the foregoing, IFTC is under no duty or obligation to inquire into:

          1. The validity of the issue of any securities purchased by or for any Portfolio, or the legality of the purchase thereof or of foreign currency positions, or evidence of ownership required by Fund to be received by IFTC, or the propriety of the decision to purchase or the amount paid therefor;

          2. The legality of the sale of any securities or foreign currency positions by or for any Portfolio, or the propriety of the amount for which the same are sold; or

          3. The legality of the issue or sale of any Fund Shares, or the sufficiency of the amount to be received therefore, the legality of the repurchase or redemption of any Fund Shares, or the propriety of the amount to be paid therefor, or the legality of the declaration of any dividend by Fund, or the legality of the issue of any Fund Shares in payment of any stock dividend.

     F. Any error, omission, inaccuracy or other deficiency in any Portfolio's accounts and records or other information provided by or on behalf of a Portfolio to IFTC, including the accuracy of the prices quoted by the Pricing Sources or for the information supplied by Fund to price the Assets, or the failure of Fund to provide, or provide in a timely manner, any accounts, records, or information needed by IFTC to perform hereunder.

G. Fund's refusal or failure to comply with the terms hereof (including without limitation Fund's failure to pay or reimburse IFTC under
          Section 5 hereof), Fund's negligence or willful misconduct, or the failure of any representation or warranty of Fund hereunder to be and remain true and correct in all respects at all times.

     H. The use or misuse, whether authorized or unauthorized, of the Systems or any electronic system of communication used hereunder, by Fund or by any person who acquires access to the Systems or such other systems through the terminal device, passwords, access instructions or other means of access to such Systems or such other system which are utilized by, assigned to or otherwise made available to Fund, except to the extent attributable to any negligence or willful misconduct by IFTC.

     I. Except as otherwise provided in this Agreement, any money represented by any check, draft, wire transfer, clearinghouse funds, uncollected funds, or instrument for the payment of money to be received by IFTC on behalf of a Portfolio until actually received; provided, however, that IFTC will advise Fund promptly if it fails to receive any such money in the ordinary course of business and will cooperate with Fund toward the end that such money is received.

     J. Except as provided in Section 3.P hereof, loss occasioned by the acts, neglects, defaults or insolvency of any broker, bank, trust company, or any other person with whom IFTC may deal.

     K. The failure or delay in performance of its obligations hereunder, or those of any entity for which it is responsible hereunder, arising out of or caused, directly or indirectly, by circumstances beyond the affected entity's reasonable control, including, without limitation: any interruption, loss or malfunction of any utility, transportation, computer (hardware or software) or communication service; inability to obtain labor, material, equipment or transportation, or a delay in mails; governmental or exchange action, statute, ordinance, rulings, regulations or direction; war, strike, riot, emergency, civil disturbance, terrorism, vandalism, explosions, labor disputes, freezes, floods, fires, tornadoes, acts of God or public enemy, revolutions, or insurrection.

6.   COMPENSATION. In consideration for its services hereunder, Fund will pay to
     --------------
     IFTC the compensation set forth in a separate fee schedule, incorporated herein by this reference, to be agreed to by Fund and IFTC from time to time, and reimbursement for IFTC's cash disbursements and reasonable out-of-pocket costs and expenses, including attorney's fees deemed necessary in IFTC's judgment to keep safe or protect Assets of the Fund, incurred by IFTC in connection with the performance of services hereunder, on demand. IFTC may charge such compensation against monies held by it for the account of the Portfolios. IFTC will also be entitled to charge against any monies held by it for the account of the Portfolios the amount of any loss, damage, liability, advance, overdraft or expense for which it is entitled to reimbursement from Fund, including but not limited to fees and expenses due to IFTC for other services provided to Fund by IFTC. IFTC will be entitled to reimbursement by Fund for the losses, damages, liabilities, advances, overdrafts and expenses of Subcustodians only to the extent that
     (a) IFTC would have been entitled to reimbursement hereunder if it had incurred the same itself directly, and (b) IFTC is obligated to reimburse the Subcustodian therefore.

7.   SUBROGATION. Notwithstanding anything to the contrary contained herein,
     -------------
     Fund shall have, at its election upon reasonable notice to IFTC, the right to enforce, to the extent permitted by any applicable agreement and applicable law, IFTC's rights against any Subcustodian, Depository or other person for losses caused Fund by such Subcustodian, Depository or other person, and shall be entitled to enforce the rights of IFTC with respect to any claim against such Subcustodian, Depository or other person which IFTC may have as a consequence of any such losses, if and to the extent that Fund has not been made whole for such losses. If IFTC makes Fund whole for such losses, IFTC shall retain the ability to enforce its rights directly against such Subcustodian, Depository or other person. Upon Fund's election to enforce any rights of IFTC under this Section 7, Fund shall reasonably prosecute all actions and proceedings directly relating to the rights of IFTC in respect of the losses incurred by Fund; provided that, so long as Fund has acknowledged in writing its obligation to indemnify IFTC under Section

     5 hereof with respect to such claim, Fund shall retain the right to settle, compromise and/or terminate any action or proceeding in respect of the losses incurred by Fund without IFTC's consent and provided further that if Fund has not made an acknowledgment of its obligation to indemnify IFTC, Fund shall not settle, compromise or terminate any such action or proceeding without the written consent of IFTC, which consent shall not be unreasonably withheld or delayed. IFTC agrees to cooperate with Fund and take all actions reasonably requested by Fund in connection with Fund's enforcement of any rights of IFTC. Fund agrees to reimburse IFTC for all reasonable out-of-pocket expenses incurred by IFTC in connection with the fulfillment of its obligations under this Section 7, provided that such reimbursement shall not apply to expenses occasioned by or resulting from the negligence, misfeasance or misconduct of IFTC.

8.   TERM AND TERMINATION. The initial term of this Agreement is for a period of
     ----------------------
     one (1) year. Thereafter, Fund or IFTC may terminate the same by notice in writing, delivered or mailed, postage prepaid, to the other party and received not less than ninety (90) days prior to the date upon which such termination will take effect. Upon termination hereof:

     A. Fund will pay IFTC its fees and compensation due hereunder and its reimbursable disbursements, costs and expenses paid or incurred to such date upon receipt by Fund of a statement setting forth such disbursements, costs and expenses;

     B. Fund will designate a successor investment accounting and recordkeeping agent (which may be Fund) by Instruction to IFTC;

     C. Fund will designate a successor custodian by Instruction to IFTC. In the event no such Instruction has been delivered to IFTC on or before the date when such termination becomes effective, then IFTC may, at its option, (i) choose as successor custodian a bank or trust company meeting the qualifications for custodian set forth in the 1940 Act and having not less than Two Million Dollars ($2,000,000) aggregate capital, surplus and undivided profits, as shown by its last published report, or (ii) apply to a court of competent jurisdiction for the appointment of a successor or other proper relief, or take any other lawful action under the circumstances; provided, however, that Fund will reimburse IFTC for its costs and expenses, including reasonable attorney's fees, incurred in connection therewith; and

     D. IFTC will, upon payment of all sums due to IFTC from Fund hereunder or otherwise, deliver at IFTC's office (i) all accounts and records to the successor investment accounting and recordkeeping agent or, if none, to Fund; and (ii) all Assets, duly endorsed and in form for transfer, to the successor custodian, or as specified by the court. IFTC will cooperate in effecting changes in book-entries at all Depositories. Upon proper delivery to a successor or as specified by the court, IFTC will have no further obligations or liabilities hereunder. Thereafter such successor will be the successor hereunder and will be entitled to reasonable compensation for its services.

     In the event that accounts, records or Assets remain in the possession of IFTC after the date of termination hereof for any reason other than IFTC's failure to deliver the same, IFTC is entitled to compensation as provided in the then-current fee schedule for its services during such period, and the provisions hereof relating to the duties and obligations of IFTC will remain in full force and effect.

9.   NOTICES. Notices, requests, instructions and other writings addressed to
     ---------
     Fund at the address set forth above, or at such other address as Fund may have designated to IFTC in writing, will be deemed to have been properly given to Fund hereunder. Notices, requests, Instructions and other writings addressed to IFTC at the address set forth above, Attention: Custody Department, or to such other address as it may have designated to Fund in writing, will be deemed to have been properly given to IFTC hereunder.

10.  THE SYSTEMS; CONFIDENTIALITY.
     -----------------------------

     A. If IFTC provides Fund direct access to the computerized investment portfolio custody, recordkeeping and accounting systems used by IFTC ("Systems") or if IFTC and Fund agree to utilize any electronic system of communication, Fund agrees to implement and enforce appropriate
          security policies and procedures to prevent   unauthorized or improper
          access to or use of the Systems or such other system.

     B. Fund will preserve the confidentiality of the Systems and the tapes, books, reference manuals, instructions, records, programs,
          documentation and Information of, and   other materials relevant to,
          the Systems and the business of IFTC ("Confidential   Information").
          Fund agrees that it will not voluntarily disclose any such
          Confidential   Information to any other person other than its own
          employees who reasonably have a need to know such information pursuant
          hereto. Fund will return all such   Confidential Information to IFTC
          upon termination or expiration hereof.

     C. Fund has been informed that the Systems are licensed for use by IFTC from one or more third parties ("Licensors"), and Fund acknowledges that IFTC and Licensors have proprietary rights in and to the Systems and all other IFTC or Licensor programs, code, techniques, know-how, data bases, supporting documentation, data formats, and procedures, including without limitation any changes or modifications made at the request or expense or both of Fund (collectively, the "Protected Information"). Fund acknowledges that the Protected Information constitutes confidential material and trade secrets of IFTC and Licensors. Fund will preserve the confidentiality of the Protected Information, and Fund hereby acknowledges that any unauthorized use, misuse, disclosure or taking of Protected Information, residing or existing internal or external to a computer, computer system, or computer network, or the knowing and unauthorized accessing or causing to be accessed of any computer, computer system, or computer network, may be subject to civil liabilities and criminal penalties under applicable law. Fund will so inform employees and agents who have access to the Protected Information or to any computer equipment capable of accessing the same. Licensors are intended to be and are third party beneficiaries of Fund's obligations and undertakings contained in this Section.

     D. Fund hereby represents and warrants to IFTC that it has determined to its satisfaction that the Systems are appropriate and suitable for its use. THE SYSTEMS ARE PROVIDED ON AN AS IS, AS AVAILABLE BASIS. IFTC EXPRESSLY DISCLAIMS ALL WARRANTIES EXCEPT THOSE EXPRESSLY STATED HEREIN INCLUDING, BUT NOT LIMITED TO, THE IMPLIED WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE.

11.  MULTIPLE PORTFOLIOS. If Fund is comprised of more than one Portfolio:
     ---------------------

     A. Each Portfolio will be regarded for all purposes hereunder as a separate party apart from each other Portfolio. Unless the context otherwise requires, with respect to every transaction covered hereby, every reference herein to Fund is deemed to relate solely to the particular Portfolio to which such transaction relates. Under no circumstances will the rights, obligations or remedies with respect to a particular Portfolio constitute a right, obligation or remedy applicable to any other Portfolio. The use of this single document to memorialize the separate agreement of each Portfolio is understood to be for clerical convenience only and will not constitute any basis for joining the Portfolios for any reason.

     B. Fund may appoint IFTC as its custodian and investment accounting and recordkeeping agent for additional Portfolios from time to time by written notice, provided that IFTC consents to such addition. Rates or charges for each additional Portfolio will be as agreed upon by IFTC and Fund in writing.

12.  MISCELLANEOUS.
     --------------

     A. This Agreement will be construed according to, and the rights and liabilities of the parties hereto will be governed by, the laws of The Commonwealth of Massachusetts without reference to the choice of laws principles thereof.

     B. All terms and provisions hereof will be binding upon, inure to the benefit of and be enforceable by the parties hereto and their respective successors and permitted assigns.

     C. The representations and warranties, the indemnifications extended hereunder, and the provisions of Section 10 hereof are intended to and will continue after and survive the expiration, termination or cancellation hereof.

     D. No provisions hereof may be amended or modified in any manner except by a written agreement properly authorized and executed by each party hereto.

     E. The failure of either party to insist upon the performance of any terms or conditions hereof or to enforce any rights resulting from any breach of any of the terms or conditions hereof, including the payment of damages, will not be construed as a continuing or permanent waiver of any such terms, conditions, rights or privileges, but the same will continue and remain in full force and effect as if no such forbearance or waiver had occurred. No waiver, release or discharge of any party's rights hereunder will be effective unless contained in a written instrument signed by the party sought to be charged.

     F. The captions herein are included for convenience of reference only, and in no way define or limit any of the provisions hereof or otherwise affect their construction or effect.

     G. This Agreement may be executed in two or more counterparts, each of which is deemed an original but all of which together constitute one and the same instrument.

     H. If any provision hereof is determined to be invalid, illegal, in conflict with any law or otherwise unenforceable, the remaining provisions hereof will be considered severable and will not be affected thereby, and every remaining provision hereof will remain in full force and effect and will remain enforceable to the fullest extent permitted by applicable law.

     I. This Agreement shall be binding on and shall inure to the benefit of Fund and IFTC and their respective successors and assigns, provided that neither party hereto may assign this Agreement or any of its rights hereunder without the prior written consent of the other party.

     J. Neither the execution nor performance hereof will be deemed to create a partnership or joint venture by and between IFTC and Fund or any Portfolio.

     K. Except as specifically provided herein, this Agreement does not in any way affect any other agreements entered into among the parties hereto and any actions taken or omitted by either party hereunder will not affect any rights or obligations of the other party hereunder.

     L. Notice is hereby given that a copy of Fund's Trust Agreement and all amendments thereto is on file with the Secretary of State of the state of its organization; that this Agreement has been executed on behalf of Fund by the undersigned duly authorized representative of Fund in his/her capacity as such and not individually; and that the obligations of this Agreement are binding only upon the assets and property of Fund and not upon any trustee, officer of shareholder of Fund individually.

     IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their respective duly authorized officers.

INVESTORS FIDUCIARY TRUST                     QUANTITATIVE GROUP OF FUNDS
COMPANY

By:                                           By:

Title:                                        Title:

                EXHIBIT A -- INCOME AVAILABILITY SCHEDULE

Foreign -- Income will be credited contractually on pay day in the markets noted with Contractual Income Policy. The markets noted with Actual income policy will be credited income when it is received.

        Market               Income Policy        Market      Income Policy         Market          Income Policy
=================================================================================================================
Argentina                 Actual                Hong Kong     Contractual     Poland                Actual
-----------------------------------------------------------------------------------------------------------------
Australia                 Contractual           Hungary       Actual          Portugal              Contractual
-----------------------------------------------------------------------------------------------------------------
Austria                   Contractual           India         Actual          Russia                Actual
-----------------------------------------------------------------------------------------------------------------
Bahrain                   Actual                Indonesia     Actual          Singapore             Contractual
-----------------------------------------------------------------------------------------------------------------
Bangladesh                Actual                Ireland       Actual          Slovak Republic       Actual
-----------------------------------------------------------------------------------------------------------------
Belgium                   Contractual           Israel        Actual          South Africa          Actual
-----------------------------------------------------------------------------------------------------------------
Bermuda                   Actual                Italy         Contractual     South Korea           Actual
-----------------------------------------------------------------------------------------------------------------
* Bolivia                 Actual                Ivory Coast   Actual          Spain                 Contractual
-----------------------------------------------------------------------------------------------------------------
Botswana                  Actual                * Jamaica     Actual          Sri Lanka             Actual
-----------------------------------------------------------------------------------------------------------------
Brazil                    Actual                Japan         Contractual     Swaziland             Actual
-----------------------------------------------------------------------------------------------------------------
Canada                    Contractual           Jordan        Actual          Sweden                Contractual
-----------------------------------------------------------------------------------------------------------------
Chile                     Actual                Kenya         Actual          Switzerland           Contractual
-----------------------------------------------------------------------------------------------------------------
China                     Actual                Lebanon       Actual          Taiwan                Actual
-----------------------------------------------------------------------------------------------------------------
Colombia                  Actual                Luxembourg    Actual          Thailand              Actual
-----------------------------------------------------------------------------------------------------------------
Cyprus                    Actual                Malaysia      Actual          * Trinidad & Tobago   Actual
-----------------------------------------------------------------------------------------------------------------
Czech Republic            Actual                Mauritius     Actual          * Tunisia             Actual
-----------------------------------------------------------------------------------------------------------------
Denmark                   Contractual           Mexico        Actual          Turkey                Actual
-----------------------------------------------------------------------------------------------------------------
Ecuador                   Actual                Morocco       Actual          United Kingdom        Contractual
-----------------------------------------------------------------------------------------------------------------
Egypt                     Actual                Namibia       Actual          United States         See Attached
-----------------------------------------------------------------------------------------------------------------
** Euroclear              Contractual/ Actual   Netherlands   Contractual     Uruguay               Actual
-----------------------------------------------------------------------------------------------------------------
Euro CDS                  Actual                New Zealand   Contractual     Venezuela             Actual
-----------------------------------------------------------------------------------------------------------------
Finland                   Contractual           Norway        Contractual     Zambia                Actual
-----------------------------------------------------------------------------------------------------------------
France                    Contractual           Oman          Actual          Zimbabwe              Actual
-----------------------------------------------------------------------------------------------------------------
Germany                   Contractual           Pakistan      Actual
-----------------------------------------------------------------------------------------------------------------
Ghana                     Actual                Peru          Actual
-----------------------------------------------------------------------------------------------------------------
Greece                    Actual                Philippines   Actual
=================================================================================================================

    *    Market is not 17F-5 eligible
    ** For EuroClear, contractual income paid only in markets listed with Income Policy of Contractual.

       United States


      Income Type              DTC           FED              PTC           Physical
====================================================================================
Dividends                  Contractual       N/A              N/A            Actual
------------------------------------------------------------------------------------
Fixed Rate Interest        Contractual   Contractual          N/A            Actual
------------------------------------------------------------------------------------
Variable Rate Interest     Contractual   Contractual          N/A            Actual
------------------------------------------------------------------------------------
GNMA I                         N/A           N/A       Contractual PD +1      N/A
------------------------------------------------------------------------------------
GNMA II                        N/A           N/A       Contractual PD ***     N/A
------------------------------------------------------------------------------------
Mortgages                    Actual      Contractual      Contractual        Actual
------------------------------------------------------------------------------------
Maturities                   Actual      Contractual          N/A            Actual
====================================================================================


  Exceptions to the above Contractual Income Policy include securities that are:
  . Involved in a trade whose settlement either States); failed, or is pending over the record date (excluding the United States);
  . On loan under a self directed securities lending program other than IFTC's own vendor lending program
  . Known to be in a condition of default, or suspected to present a risk of default or payment delay;
  . In the asset categories, without limitation, of Private Placements, Derivatives, Options, Futures, CMOs, and Zero Coupon Bonds.
  . Securities whose amount of income and redemption cannot be calculated in advance of payable date, or determined in advance of actual collection, examples include ADRs;
  . Payments received as the result of a corporate action, not limited to, bond calls, and tender offers.

*** For GNMA 11 securities, if the 19th day of the month is a business day, Payable/Distribution Date is the next business day. If the 19th is not a business day, but the 20th is a business day, Payable/Distribution date is the first business day after the 20th. If both the 19th and 20th are not business days, Payable/Distribution will be the next business day thereafter.

               EXHIBIT B -- FUNDS TRANSFER OPERATING GUIDELINES

1. OBLIGATION OF THE SENDER: IFTC is authorized to promptly debit Fund's ("Client's") account(s) upon the receipt of a payment order in compliance with any of the Security Procedures chosen by the Client, from those offered on the attached selection form (and any updated selection forms hereafter executed by the Client), for funds transfers and in the amount of money that IFTC has been instructed to transfer. IFTC is hereby instructed to accept funds transfer instructions only via the delivery methods and Security Procedures indicated on the attached selection form (and any updated executed by the Client). The Client agrees that the Security Procedures are reasonable and adequate for its wire transfer transactions and agrees to be bound by any payment orders, amendments and cancellations, whether or not authorized, issued in its name and accepted by IFTC after being confirmed by any of the selected Security Procedures. The Client also agrees to be bound by any other valid and authorized payment order accepted by IFTC. IFTC shall execute payment orders in compliance with the selected Security Procedures and with the Client's/Investment Manager's instructions on the execution date provided that such payment order is received by the customary deadline for processing such a request, unless the payment order specifies a later time. IFTC will use reasonable efforts to execute on the execution date payment orders received after the customary deadline, but if it is unable to execute any such payment order on the execution date, such payment order will be deemed to have been received on the next business day.

2. SECURITY PROCEDURES: The Client acknowledges that the selected Security Procedures were selected by the Client from Security Procedures offered by IFTC. The Client shall restrict access to confidential information relating to the Security Procedures to authorized persons as communicated in writing to IFTC. The Client must notify IFTC immediately if it has reason to believe unauthorized persons may have obtained access to such information or of any change in the Client's authorized personnel. IFTC shall verify the authenticity of all instructions according to the selected Security Procedures.

3. ACCOUNT NUMBERS: IFTC shall process all payment orders on the basis of the account number contained in the payment order. In the event of a discrepancy between any name indicated on the payment order and the account number, the account number shall take precedence and govern. Financial institutions that receive payment orders initiated by IFTC at the instruction of the Client may also process payment orders on the basis of account numbers, regardless of any name included in the payment order. IFTC will also rely on any financial institution identification numbers included in any payment order, regardless of any financial institution name included in the payment order.

4. REJECTION: IFTC reserves the right to decline to process or delay the processing of a payment order which (a) is in excess of the collected balance in the account to be charged at the time of IFTC's receipt of such payment order;
(b) if initiating such payment order would cause IFTC, in IFTC's sole judgment, to exceed any applicable volume, aggregate dollar, network, time, credit or similar limits upon wire transfers; or (c) if IFTC, in good faith, is unable to satisfy itself that the transaction has been properly authorized.

5. CANCELLATION OR AMENDMENT: IFTC shall use reasonable efforts to act on all authorized requests to cancel or amend payment orders received in compliance with the selected Security Procedures provided that such requests are received in sufficient time to afford IFTC a reasonable opportunity to act prior to executing the payment order. However, IFTC assumes no liability if the request for amendment or cancellation cannot be satisfied by IFTC's reasonable efforts.

6. ERRORS: IFTC shall assume no responsibility for failure to detect any erroneous payment order provided that IFTC complies with the payment order instructions as received and IFTC complies with the selected Security Procedures. The Security Procedures are established for the purpose of authenticating payment orders only and not for the detection of errors in payment orders.

7. INTEREST AND LIABILITY LIMITS: IFTC shall assume no responsibility for lost interest with respect to the refundable amount of any unauthorized payment order, unless IFTC is notified of the unauthorized payment order within thirty
(30) days of notification by IFTC of the acceptance of such payment order. In no event (including but not limited to failure to execute a payment order) shall IFTC be liable for special, indirect or consequential damages, even if advised of the possibility of such damages.

8. AUTOMATED CLEARING HOUSE ("ACH") CREDIT ENTRIES/PROVISIONAL PAYMENTS: When the Client initiates or receives ACH credit and debit entries pursuant to these Guidelines and the rules of the National Automated Clearing House Association and the MidAmerica Payment Exchange or other similar body, IFTC or its agent will act as an Originating Depository Financial Institution and/or Receiving Depository Financial Institution, as the case may be, with respect to such entries. Credits given with respect to an ACH credit entry are provisional until final settlement for such entry is received from the Federal Reserve Bank. If such final settlement is not received, the Client agrees to promptly refund the amount credited to the Client in connection with such entry, and the party making payment to the Client via entry shall not be such deemed to have paid the amount of the entry.

9. CONFIRMATIONS: Confirmation of IFTC's execution of payment orders shall ordinarily be provided within 24 hours. Notice may be delivered through IFTC's account statements, advices, information systems, or by facsimile or callback. The Client must report any objections to the execution of a payment order within 30 days.

10. MISCELLANEOUS: IFTC may use the Federal Reserve System Fedwire to execute payment orders, and any payment order carried in whole or in part through Fedwire will be subject to applicable Federal Reserve Board rules and regulations. IFTC and the Client agree to cooperate to attempt to recover any funds erroneously paid to wrong parties, regardless of any fault of IFTC or the Client, but the party responsible for the erroneous payment shall bear all costs and expenses incurred in trying to effect such recovery. These Guidelines may not be amended except by a written agreement signed by the parties.

SECURITY PROCEDURES SELECTION FORM

Please select one or more of the funds transfer security procedures indicated below.

[_] SWIFT SWIFT (Society for Worldwide Interbank Financial Telecommunication) is a cooperative society owned and operated by member financial institutions that provides telecommunication services for its membership. Participation is limited to securities brokers and dealers, clearing and depository institutions, recognized exchanges for securities, and investment management institutions. SWIFT provides a number of security features through encryption and authentication to protect against unauthorized access, loss or wrong delivery of messages, transmission errors, loss of confidentiality and fraudulent changes to messages. Selection of this security procedure would be most appropriate for existing SWIFT members.

[_] REMOTE BATCH TRANSMISSION Wire transfer instructions are delivered via Computer-to-Computer (CPU-CPU) data communications between the Client and/or its agent and IFTC and/or its agent. Security procedures include encryption and/or the use of a test key by those individuals authorized as Automated Batch Verifiers or a callback procedure to those individuals. Clients selecting this option should have an existing facility for completing CP U-CP U transmissions. This delivery mechanism is typically used for highvolume business such as shareholder redemptions and dividend payments.

[X] TELEPHONE CONFIRMATION (CALL BACK) This procedure requires Clients to designate individuals as authorized initiators and authorized verifiers. IFTC will verifythat the instruction contains the signature of an authorized person and prior to execution ofthe payment order, will contact someone other than the originator at the Client's location to authenticate the instruction. Selection of this alternative is appropriate for Clients who do not have the capability to use other security procedures.

[_] TEST KEY Test Key confirmation will be used to verify all non-repetitive funds transfer instructions received via facsimile or phone. IFTC will provide test keys if this option is chosen. IFTC will verify that the instruction contains the signature of an authorized person and prior to execution of the payment order, will authenticate the test key provided with the corresponding test key at IFTC. Selection of this alternative is appropriate for Clients who do not have the capability to use other security procedures.

[X] REPETITIVE WIRES For situations where funds are transferred periodically from an existing authorized account to the same payee (destination bank and account number) and only the date and currency amount are variable, a repetitive wire may be implemented. Repetitive wires will be subject to a $10 million limit. If the payment order exceeds the $10 million limit, the instruction will be confirmed by telephone or test key prior to execution. Repetitive wire instructions must be reconfirmed annually. Clients may establish Repetitive Wires by following the agreed upon security procedures as described by Telephone Confirmation (Call Back) or Test Key. This alternative is recommended whenever funds are frequently transferred between the same two accounts.

[_] STANDING INSTRUCTIONS Funds are transferred by IFTC to a counter party on the Client's established list of authorized counter parties. Only the date and the dollar amount are variable. Clients may establish Standby Instructions by following the agreed upon security procedures as described by Telephone Confirmation (Call Back) or Test Key. This option is used for transactions that include but are not limited to Foreign Exchange Contracts, Time Deposits and Tri-Party Repurchase Agreements.

[_] AUTOMATED CLEARING HOUSE (ACH) IFTC or its agent receives an automated transmission from a Client for the initiation of payment (credit) or collection (debit) transactions through the ACH network. The transactions contained on each transmission or tape must be authenticated by the Client. The transmission is sent from the Client's or its agent's system to IFTC's or its agent's system with encryption.

                               KEY CONTACT INFO

Whom shall we contact to implement your selection(s)?

CLIENT OPERATIONS CONTACT                ALTERNATE CONTACT

Mariella Harrington                      Joan Coco (1) Sheila Bennett (2)
-------------------                      --------------------------------
Name                                     Name

Lincoln North                            Lincoln North
55 Old Bedford Road                      55 Old Bedford Road
-------------------                      -------------------
Address                                  Address

Lincoln, MA 01773                        Lincoln, MA 01773
-----------------                        -----------------
City/State/Zip Code                      City/State/Zip Code

(781) 259 - 1144                         (781) 259 - 1144
----------------                         ----------------
Telephone Number                         Telephone Number

(781) 259 - 1166
----------------
Facsimile Number

___________________
SWIFT Number

QUANTITATIVE GROUP OF FUNDS

By:

Title:

Date:

EXHIBIT C--REUTERS DATA SERVICE AGREEMENT

The undersigned acknowledges and agrees that some of the data being provided in the service by IFTC to Fund contains information supplied to IFTC by Reuters America Inc. ("Reuters") (the "Data"). Fund agrees that:

     (i) although Reuters makes every effort to ensure the accuracy and reliability of the Data, Fund acknowledges that Reuters, its employees, agents, contractors, subcontractors, contributors and third party providers will not be liable for any loss, cost or damage suffered or incurred by Fund arising out of any fault, interruption or delays in the Data or out of any inaccuracies, errors or omissions in the Data however such faults, interruptions, delays, inaccuracies, errors or omissions arise, unless due to the gross negligence or willful misconduct of Reuters;

     (ii) it will not transfer, transmit, recirculate by digital or analogue means, republish or resell all or part of the Data; and

     (iii)  certain parts of the Data are proprietary and unique to Reuters.

The undersigned further agrees that the benefit of this clause will inure to the benefit of Reuters.

QUANTITATIVE GROUP OF FUNDS

By:

Title:
Date:


                                   EXHIBIT D
STATE STREET GLOBAL CUSTODY NETWORK SUBCUSTODIANS AND OPTIONAL DEPOSITORIES

Country                 Subcustodian                                         Optional Depositories
Argentina          Citibank, N.A.

Australia          Westpac Banking Corporation

Austria            GiroCredit Bank Aktiengesellschaft der Sparkassen

Bahrain            The British Bank of the Middle East (as delegate of the
                   Hongkong and Shanghai Banking Corporation Limited)

Bangladesh         Standard Chartered Bank

Belgium            Generale Bank

Bermuda            The Bank of Bermuda Limited

Bolivia            Banco Boliviano Americano

Botswana           Barclays Bank of Botswana Limited

Brazil             Citibank, N.A.

Canada             Canada Trustco Mortgage Company

Chile              Citibank, N.A.

People's           The Hongkong and Shanghai Banking Corporation
Republic of        Limited Shanghai and Shenzhen branches
China

Colombia           Cititrust Colombia S.A.Sociedad Fiduciaria

Croatia            Privredana banka Zagreb d.d

Cyprus             Barclays Bank PLC Cyprus Offshore Banking Unit

Czech              Ceskoslovenska, Obchodni Banka A.S.
Republic

Denmark            Den Danske Bank

Ecuador            Citibank, N.A.

Egypt              National Bank of Egypt

Estonia            Hansabank


                                   EXHIBIT D
  STATE STREET GLOBAL CUSTODY NETWORK SUBCUSTODIANS AND OPTIONAL DEPOSITORIES

Country                Subcustodian                                          Optional Depositories
Finland            Merita Bank Limited

France             Banque Paribas

Germany            Dresdner Bank AG

Ghana              Barclays Bank of Ghana Limited

Greece             National Bank of Greece S.A.                              Bank of Greece

Hong Kong          Standard Chartered Bank

Hungary            Citibank Budapest Rt.

India              Deutsche Bank AG; The Hongkong and Shanghai
                   Banking Corporation Limited

Indonesia          Standard Chartered Bank

Ireland            Bank of Ireland

Israel             Bank Hapoalim B.M.

Italy              Banque Paribas

Ivory Coast        Societe Generale de Banques en Cote d'Ivoire

Jamaica            Scotiabank Trust and Merchant Bank

Jordan             The Daiwa Bank, Limited; The Fuji Bank Limited            Japan Securities Depository
                   The Sumitomo Trust & Banking Co., Ltd.

Kenya              Barclays Bank of Kenya Limited

Republic of Korea  Citibank, N.A.

                                   EXHIBIT D
  STATE STREET GLOBAL CUSTODY NETWORK SUBCUSTODIANS AND OPTIONAL DEPOSITORIES

Country                Subcustodian                                          Optional Depositories
Lebanon            The British Bank of the Middle East                       Custodian and Clearing Center of
                   (as delegate of the Hongkong and                          Financial Instruments for Lebanon
                   Shanghai Banking Corporation Limited)                     (MIDCLEAR) S.A.L.;

Malaysia           Standard Chartered Bank Malaysia Berhad

Mauritius          The Hongkong and Shanghai Banking
                   Corporation Limited

Mexico             Citibank Mexico, S.A.

Morocco            Banque Commerciale du Maroc

Namibia            (via) Standard Bank of South Africa

Netherlands        MeesPierson N.V.

New Zealand        ANZ Banking Group (New Zealand) Limited

Norway             Christiania Bank og Kreditkasse

Oman               The British Bank of the Middle East (as delegate of the
                   Hongkong and Shanghai Banking Corporation Limited)

Pakistan           Deutsche Bank AG

Peru               Citibank, N.A.

Philippines        Standard Chartered Bank

Poland             Citibank Poland S.A.

Portugal           Banco Comercial Portugues

Romania            ING Bank, N.V.

Russia             Credit Suisse First Boston, Zurich via Credit
                   Suisse First Boston Limited, Moscow

Singapore          The Development Bank of Singapore Ltd.


                            EXHIBIT D
  STATE STREET GLOBAL CUSTODY NETWORK SUBCUSTODIANS AND OPTIONAL DEPOSITORIES

Country                Subcustodian                                          Optional Depositories
Slovak             Ceskoslovenska. Obchodn6Banka A.S.
Republic

South Africa       Standard Bank of South Africa Limited

Spain              Banco Santander, S.A

SriLanka           The Hongkong and Shanghai Banking
                   Corporation Limited

Swaziland          Barclays Bank of Swaziland Limited

Sweden             Skandinaviska, Enskilda Banken

Switzerland        Union Bank of Switzerland

Taiwan R.O.C.      Central Trust of China

Thailand           Standard Chartered Bank

Trinidad           Republic Bank Ltd.
& Tobago

Tunisia            Banque Internationale Arabe de Tunisie

Turkey             Citibank, N.A.

United             State Street Bank and Trust
Kingdom

Uruguay            Citibank, N.A.

Venezuela          Citibank, N.A.

Zambia             Barclays Bank of Zambia Limited

Zimbabwe           Barclays Bank of Zimbabwe Limited

Euroclear (The Euroclear System)

Cedel (Cedel Bank, societe anonyme)

INTERSETTLE (for EASDAQ Securities)


                                   EXHIBIT E
          STATE STREET GLOBAL CUSTODY NETWORK MANDATORY DEPOSITORIES
Country Mandatory Depositories (Includes entities for which use is mandatory as a matter of law or effectively mandatory as a matter of market practice)

Argentina            -Caja de Valores S.A.;
                     -CRYL

Australia            -Austraclear Limited;
                     -Reserve Bank Information and Transfer System

Austria              -Oesterreichische Kontrollbank AG (Wertpapiersammelbank Division)

Belgium              -Caisse Interprofessionnelle de Depots et de Virements de Titres S.A.;
                     -Banque Nationale de Belgique

Brazil               -Bolsa de Valores de Sao Paulo;
                     -Balsa de Valores de Rio de Janeiro
                     -All SSB clients presently use Calispa
                     -Central de Custodia e de Liquidagdo Financeira de Titulos
                     -Banco Central do Brasil, systema Especial de Liquidacao e Custodia

Canada               -The Canadian Depository for Securities Limited; West Canada
                     Depository Trust Company [depositories linked]

People's Republic    -Shanghai Securities Central Clearing and Registration Corporation;
of China             -Shenzhen Securities Central Clearing Co., Ltd.

Croatia              Ministry of Finance

Czech Republic       -Stredisko cennych papiru;
                     -Czech National Bank

Denmark              -Vaerdipapircentralen - The Danish Securities Center

Egypt                -Misr Company for Clearing, Settlement, and Central Depository

Estonia              -Eesti Vaartpaberite Keskdepositooruim

Finland              -The Finnish Central Securities Depository

France               -Societe Interprofessionnelle pour la Compensation des Valeurs Mobilieres;
                     -Banque de France, Saturate System

Germany              -The Deutscher Kassenverein AG

Greece               -The Central Securities Depository (Apothetirion Titlon A.E.);


                                   EXHIBIT E
           STATE STREET GLOBAL CUSTODY NETWORK MANDATORY DEPOSITORIES
Country              Mandatory Depositories (Includes entities for which use is mandatory as a matter of law or effectively mandatory as a matter of market practice)

Hong Kong            -The Central Clearing and Settlement System;
                     -The Central Money Markets Unit

Hungary              -The Central Depository and Clearing House (Budapest) Ltd.
                     [Mandatory for Gov't Bonds only; SSB does not use for other securities]

Indonesia            -Bank of Indonesia

Ireland              -The Central Bank of Ireland, The Gilt Settlement Office

Israel               -The Clearing House of the Tel Aviv Stock Exchange;
                     -Bank of Israel

Italy                -Monte Titoli S.p.A.;
                     -Banca d'Italia

Japan                -Bank of Japan Net System

Republic of Korea    -Korea Securities Depository

Lebanon              -The Central Bank of Lebanon

Malaysia             -Malaysian Central Depository Sdn. Bhd.;
                     -Bank Negara Malaysia, Scripless Securities Trading and Safekeeping Systems

Mauritius            -The Central Depository & Settlement System

Mexico               -S.D. INDEVAL, S.A. de C.V. (Instituto para el Deposito de valorem)

Netherlands          -Nederlands Centraal Instituut voor Giraal Effectenverkeer B.V. ("NECIGEF")
                     [* * It is planned that as of 111198 NBNV will no longer hold government securities, all securities will be transferred to NECIGEF];
                     -De Nederlandsche Bank N.V. ("NBNV")**

New Zealand          -New Zealand Central Securities Depository Limited

Norway               - Verdipapirsentralen - The Norwegian Registry of Securities

Oman                 -Muscat Securities Market

Peru                 -Caja de Valores y Liquidaciones (CAVALI, S.A.)


                                   EXHIBIT E
           STATE STREET GLOBAL CUSTODY NETWORK MANDATORY DEPOSITORIES
Country              Mandatory Depositories (Includes entities for which use is mandatory as a matter of law or effectively mandatory as a matter of market practice)

Philippines          -The Philippines Central Depository Inc.;
                     -The Book-Entry-System of Bangko Sentral ng Pilipinas;
                     -The Registry of Scripless Securities of the Bureau of the Treasury

Poland               -The National Depository of Securities (Krajowy Depozyt Papier6w Wartos~ciowych);
                     -National Bank of Poland

Portugal             -Central de Valores Mobilidrios

Romania              -National Securities Clearing, Settlement and Depository Co.;
                     -Bucharest Stock Exchange;
                     -National Bank of Romania

Singapore            -The Central Depository (Pte)Limited; -Monetary Authority of Singapore

Slovak Republic      -Stredisko Cennych Papierov;
                     -National Bank of Slovakia

South Africa         -The Central Depository Limited

Spain                -Servicio de Compensacion y Liquidacion de valorem, S.A.;
                     -Banco de Emporia, Anotaciones en Cuenta

SriLanka             -Central Depository System (Pvt) Limited

Sweden               -Vardepapperscentralen VPC AB - The Swedish Central Securities Depository

Switzerland          -Schweizerische Effekten - Giro AG;

Taiwan - R.O.C.      -The Taiwan Securities Central Depository Company, Ltd.

Thailand             -Thailand Securities Depository Company Limited

Tunisia              -STICODEVAM;
                     -Central Bank of Tunisia;
                     -Junisian Treasury

Turkey               -Takas ve Saklama Bankasi A.S.;
                     -Central Bank of Turkey

                                   EXHIBIT E
           STATE STREET GLOBAL CUSTODY NETWORK MANDATORY DEPOSITORIES
Country              Mandatory Depositories (Includes entities for which use is mandatory as a matter of law or effectively mandatory as a matter of market practice)

United Kingdom       -The Bank of England, The Central Gilts Office; The Central Money markets
                     Office; The European Settlements Office;
                     -First Chicago Clearing Centre

Uruguay              -Central Bank of Uruguay

Zambia               -Lusaka Central Depository

                       INVESTORS FIDUCIARY TRUST COMPANY
                                 FEE SCHEDULE

                          QUANTITATIVE GROUP OF FUNDS

I.  INVESTMENT ACCOUNTING

A.   Monthly Base Fee Per Portfolio
     ------------------------------

     $500 (not included in minimum monthly asset fee discussed in I.B. below.)

B.   Minimum Monthly Fee
     -------------------

     There is a monthly minimum fee of $2,000 per fund/portfolio. The monthly minimum fee per portfolio does not apply to any portfolio if the asset based fee discussed in I C. below produces greater revenue than the aggregate minimum.

C.   Asset Based Fee on a Total Relationship Basis
     ---------------------------------------------

     3/100 of 1% (3 basis points) on the first $400 million in assets
     2/100 of 1% (2 basis points) on the next $200 million in assets
     1/100 of 1% (1 basis point) on all assets in excess of $600 million in assets

D.   Monthly Base Fee Per Additional Class
     -------------------------------------

     $ 400 (not included in minimum monthly fee discussed in LB)

E.   Navigator Automated Pricing
     ---------------------------

Monthly Base Charge                                                 Waived
Monthly Quote Charge:
    Municipal Bonds via Kenny/S & P or Muller Data                  $16.00
      Corporate, Municipal, Convertible, Government Bonds
        and Adjustable Rate Preferred Stocks Via IDSI               $13.00
    Government, Corporate Bonds via Kenny/S & P or Muller           $11.00
    Government, Corporate and Convertible Bonds via Merrill Lynch   $11.00
Foreign Bonds via Extel                                             $10.00
Options, Futures and Private Placements                             $ 8.00
Listed Equities (including International) and OTC Equities          $ 8.00

Quantitative Funds
Fee Schedule (Continued)

  NOTES:

  1. For billing purposes, the monthly quote charge will be based on the average number of positions in the portfolio at month end.

  2. Quantitative will not be charged a monthly pricing fee on US Equities.

II.  SECURITY CUSTODY

     A.   Domestic Securities
          -------------------

          Asset-Based Fee on a total relationship basis:
            0.5/100 of 1% (0.5 basis point) on all assets

     B.   Transaction Fee, per transaction:
          ---------------------------------
            Physical Settlements - $20.00
            DTC or Fed Book Entry - $8.00
            Participant Trust Company (PTC) Eligible - $10.00
            PTC Asset-backed Security Paydown - $10.00
            Other Asset-backed Security Paydown - $10.00
            Federal Funds Wire Received or Delivered - $5.50

     C.   Foreign Securities
          ------------------

          See appendix I for Global Agreement.

     D.   Balance Credits
          ---------------

          IFTC will offset fees with balance credits calculated at 75% of the 90 day T-Bill rate in effect the last business day of each month will be applied to the average custody collected cash balances for the month. Balance credits can be used to offset fees. Any credits in excess of fees will be carried forward from month to month through the end of the calendar year. Any excess credit remaining at year-end will not be carried forward. For calculation purposes, IFTC uses an actual/actual basis.

III. NOTES TO THE ABOVE, FEE SCHEDULE

     A. Asset based fees will be billed monthly at 1/12th of the annual stated rate based on monthly average net assets. Annual maintenance fees are payable monthly at 1/12th of the annual stated rate.

      Quantitative Funds
      Fee Schedule (Continued)

     B. The above schedule does not include out-of-pocket expenses that would be incurred by IFTC on the client's behalf. Examples of out-of-pocket expenses include but are not limited to microfiche, disaster recovery, pricing and research services, overnight mailing services, foreign registration and script fees, etc. IFTC bills out-of-pocket expenses separately from service fees.

     C. The fees stated above are exclusive of terminal equipment required in the client's location(s) and communication line costs.

     D. Any fees or out-of-pocket expenses not paid within 30 days of the date of the original invoice will be charged a late payment fee of 1% per month until payment of the fees are received by IFTC.

     E. The above fee schedule is applicable for selections made and communicated within 90 days of the date of this proposal. The fees are guaranteed for a one-year period commencing on the effective date of the service agreement between IFTC and the client. All changes to the fee schedule will be communicated in writing at least 60 days prior to their effective date.

     F. Overdrafts will be calculated at the monthly average Prime rate (as published in the Wall Street Journal) and charged on the monthly
                                                    ----------------------
          average overdraft balance.
          --------------------------


_________________________________         ___________________________________
Investors Fiduciary Trust Company         Quantitative  Group of Funds

Date                                      Date

                                  Appendix I

                               Quantitative Fund
                              Global Custody Fees

1. Country Based Charges:
   ----------------------


Market       Asset Charge     Transaction Charge      Market   Asset Charge   Transaction Charge
=================================================================================================
Argentina         35                 $125            Malaysia         10                 $ 30
-------------------------------------------------------------------------------------------------
Australia          8                 $ 30            Mauritius        40                 $125
-------------------------------------------------------------------------------------------------
Austria            8                 $ 30            Mexico            8                 $ 30
-------------------------------------------------------------------------------------------------
Bangladesh        40                 $125            Morocco          30                 $125
-------------------------------------------------------------------------------------------------
Belgium            8                 $ 30            Namibia          40                 $ 30
-------------------------------------------------------------------------------------------------
Belize            75                 $125            Netherlands       8                 $ 30
-------------------------------------------------------------------------------------------------
Botswana          35                 $125            New Zealand       8                 $ 30
-------------------------------------------------------------------------------------------------
Brazil            30                 $ 75            Norway            8                 $ 30
-------------------------------------------------------------------------------------------------
Canada             5                 $ 30            Pakistan         40                 $125
-------------------------------------------------------------------------------------------------
Euroclear          5                 $ 30            Peru             40                 $125
-------------------------------------------------------------------------------------------------
Chile             40                 $125            Philippines      15                 $ 75
-------------------------------------------------------------------------------------------------
Colombia          45                 $125            Poland           40                 $125
-------------------------------------------------------------------------------------------------
Czech Republic    30                 $125            Portugal         10                 $ 75
-------------------------------------------------------------------------------------------------
Denmark            8                 $ 30            Shanghai (China) 35                 $125
-------------------------------------------------------------------------------------------------
Egypt            100                 $125            Shenzhen (China) 35                 $125
-------------------------------------------------------------------------------------------------
ECU*               5                 $ 45            Singapore        10                 $ 30
-------------------------------------------------------------------------------------------------
Finland            8                 $ 30            South Africa      8                 $ 30
-------------------------------------------------------------------------------------------------
France             6                 $ 30            South Korea      25                 $ 75
-------------------------------------------------------------------------------------------------
Germany            6                 $ 30            Spain            10                 $ 30
-------------------------------------------------------------------------------------------------
Ghana             40                 $125            Sri Lanka        25                 $125
-------------------------------------------------------------------------------------------------
Greece            30                 $125            Swaziland        40                 $125
-------------------------------------------------------------------------------------------------
Hong Kong         10                 $ 30            Sweden            8                 $ 30
-------------------------------------------------------------------------------------------------
Hungary           40                 $125            Switzerland       6                 $ 30
-------------------------------------------------------------------------------------------------
India             45                 $125            Taiwan           30                 $125
-------------------------------------------------------------------------------------------------
Indonesia         15                 $100            Thailand         10                 $ 30
-------------------------------------------------------------------------------------------------
Ireland            8                 $ 30            Turkey           30                 $125
-------------------------------------------------------------------------------------------------
Israel            35                 $ 75            United Kingdom    6                 $ 30
-------------------------------------------------------------------------------------------------
Italy              8                 $ 30            Uruguay          45                 $125
-------------------------------------------------------------------------------------------------
Japan              6                 $ 30            Venezuela        40                 $125
-------------------------------------------------------------------------------------------------
Jordan            45                 $125            Zimbabwe         35                 $125
-------------------------------------------------------------------------------------------------



NOTE: Any country not listed above will be negotiated at time of investment.

Out of Pocket Expenses:  As incurred (e.g. stamp taxes, registration costs, script fees, special transportation costs, etc.).

* ECU = European Currency Unit.